UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019 (March 27, 2019)

Realogy Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Park Avenue

Madison, NJ 07940

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Senior Notes due 2027

On March 29, 2019, Realogy Group LLC, a Delaware limited liability company (the “Company”), together with Realogy Co-Issuer Corp., a Florida corporation and the Company’s wholly-owned subsidiary (the “Co-Issuer” and, together with the Company, the “Issuers”), issued $550 million aggregate principal amount of 9.375% Senior Notes due 2027 (the “Notes”), under an indenture, dated as of March 29, 2019 (the “Indenture”), among the Issuers, Realogy Holdings Corp., a Delaware corporation and indirect parent of the Company (“Holdings”), the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee for the Notes (the “Trustee”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Company will use $540 million of the net proceeds from the offering of the Notes to repay a portion of outstanding borrowings under its revolving credit facility. On February 15, 2019, the Company used borrowings under its revolving credit facility and cash on hand to fund the redemption of all of its outstanding $450 million 4.50% Senior Notes, which were due to mature in April 2019. After giving effect to the use of the net proceeds from the offering, the balance on the Company’s revolving credit facility will be $410 million.

The Notes are unsecured senior obligations of the Company and will mature on April 1, 2027. The Notes bear interest at a rate of 9.375% per annum. Interest on the Notes will be payable semiannually to holders of record at the close of business on March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing October 1, 2019.

The following is a brief description of the terms of the Notes and the Indenture. The description of the Indenture is qualified in its entirety by reference to the full and complete terms of the Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. As used herein, the term “Existing Notes” refers to the Company’s 5.250% Senior Notes due 2021 and 4.875% Senior Notes due 2023.

Ranking

The Notes and the guarantees are the Company’s, the Co-Issuer’s and the Note Guarantors’ senior unsecured obligations and:

•	rank senior in right of payment to the Issuers’ and the Note Guarantors’ future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•

rank equally in right of payment with all of the Issuers’ and the Note Guarantors’ existing and future senior debt, including the Existing Notes, and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and

•

are effectively subordinated to all of the Issuers’ and the Note Guarantors’ existing and future secured debt, including the Company’s obligations under its senior secured term loan B and revolving credit facility and its senior secured term loan A facility (collectively, the “senior secured credit facilities”), to the extent of the value of the assets securing such debt.

The guarantees by Holdings are Holdings’ unsecured senior subordinated obligations, are equal in right of payment to all existing and future subordinated indebtedness of Holdings, including its obligations under the Existing Notes, and are junior in right of payment to all existing and future senior indebtedness of Holdings. In addition, the Notes are structurally subordinated to all of the existing and future liabilities and obligations (including trade payables, but excluding intercompany liabilities) of each of the Company’s non-guarantor subsidiaries.

Guarantees

The Notes are jointly and severally guaranteed by each of the Company’s existing and future U.S. subsidiaries that is a guarantor under its senior secured credit facilities or that guarantees certain other indebtedness in the future (other than the Co-Issuer), subject to certain exceptions (the “Note Guarantors”), and by Holdings on an unsecured senior subordinated basis.

Optional Redemption

On or after April 1, 2022, during the 12-month period commencing on April 1 of the years set forth below, the Issuers may redeem all or a portion of the Notes at the following redemption prices, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Year	Redemption price
2022	107.031%
2023	104.688%
2024	102.344%
2025 and thereafter	100.000%

In addition, prior to April 1, 2022, the Issuers may redeem the Notes at their option, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to April 1, 2022, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more equity offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase capital stock (other than disqualified stock) of the Company from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 109.375%, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed (or electronically transmitted) to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture. Any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an equity offering or other corporate transaction.

Change of Control

Upon the occurrence of a Change of Control, as defined in the Indenture, the Issuers must offer to repurchase the Notes at 101% of the applicable principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants

The Indenture contains various covenants that limit the Company and its restricted subsidiaries’ ability to take certain actions, which covenants are subject to a number of important exceptions and qualification. In addition, for so long as the Notes have an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing under the Indenture, the Company and its restricted subsidiaries will not be subject to certain of such covenants. These covenants include limitations on the Company’s and its restricted subsidiaries’ ability to (a) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock, (b) pay dividends or make distributions to its stockholders, (c) repurchase or redeem capital stock, (d) make investments or acquisitions, (e) incur restrictions on the ability of certain of its subsidiaries to pay dividends or to make other payments to the Company, (f) enter into transactions with affiliates, (g) create liens, (h) merge or consolidate with other companies or transfer all or substantially all of its assets, (i) transfer or sell assets, including capital stock of subsidiaries and (j) prepay, redeem or repurchase debt that is subordinated in right of payment to the Notes.

The covenants in the Indenture are substantially similar to the covenants in the indentures governing the Existing Notes, with certain exceptions, including several changes relating to the Company’s ability to make restricted payments, and, in particular, its ability to repurchase shares. Specifically, (a) the cumulative credit basket for restricted payments (i) resets at zero and builds from January 1, 2019, (ii) builds at 25% when the Consolidated Leverage Ratio (as defined in the Indenture) is equal to or greater than 4.0 to 1.0 (and 50% when it is less than 4.0 to 1.0) and (iii) may not be used when the Consolidated Leverage Ratio is equal to or greater than 4.0 to 1.0; (b) the $100 million general restricted payment basket may be used only for Restricted Investments (as defined in the Indenture); (c) the Indenture requires the Consolidated Leverage Ratio to be less than 3.0 to 1.0 to use an unlimited general restricted payment basket (which payments will reduce the cumulative credit basket, but not below zero); and (d) the Indenture contains a new restricted payment basket that may be used for up to $45 million of dividends per calendar year.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

2019 Incremental Assumption Agreement under Credit Agreement

On March 27, 2019, the Company entered into a 2019 Incremental Assumption Agreement (the “2019 Incremental Assumption Agreement”) to its Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, amended and restated, modified or supplemented from time to time) among Realogy Intermediate Holdings LLC, the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.

The 2019 Incremental Assumption Agreement provided for an incremental revolving facility commitment of $25 million, and thereby increased the borrowing capacity of the Company under its revolving credit facility to $1.425 billion from the existing $1.400 billion. All other material provisions with respect to the Company’s revolving credit facility remain unchanged.

The description of the 2019 Incremental Assumption Agreement is qualified in its entirety by reference to the full and complete terms of the 2019 Incremental Assumption Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 29, 2019, among Realogy Group LLC, as Issuer, Realogy Co-Issuer Corp., as Co-Issuer, Realogy Holdings Corp., the Note Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 9.375% Senior Notes due 2027.

10.1	2019 Incremental Assumption Agreement, dated as of March 27, 2019, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the financial institution party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Timothy B. Gustavson
Name:	Timothy B. Gustavson
Title:	Senior Vice President and Chief
Accounting Officer

Date: March 29, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Timothy B. Gustavson
Name:	Timothy B. Gustavson
Title:	Senior Vice President and Chief
Accounting Officer

Date: March 29, 2019